Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of April 4, 2006, is by and among PUGET SOUND ENERGY, INC., a Washington corporation (the “Borrower”), the financial institutions party hereto as lenders (the “Lenders”) and WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent under the Credit Agreement (defined below) (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement dated as of March 24, 2005 (as previously amended, modified or supplemented and as further amended, modified, supplemented, restated or amended and restated from time to time, the “Credit Agreement”; capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement as amended hereby); and

WHEREAS, the Borrower and the Lenders have agreed to amend the Credit Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT

1.1 Amendments to Section 1.1.

(a) The definition of “Facility Termination Date” in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Facility Termination Date” means April 4, 2011, any later date as may be specified as the Facility Termination Date in accordance with Section 2.17 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

(b) The definition of “Trust Preferred Securities” in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Trust Preferred Securities” means (a) the outstanding principal amount of 8.4% subordinated debentures due June 30, 2041 issued by the Borrower on May 24, 2001 and purchased with the proceeds of trust preferred securities, (b) the outstanding principal amount of 8.231% subordinated debentures due June 1, 2027 issued by the Borrower on June 6, 1997 and purchased with the proceeds of trust preferred securities, (c) the outstanding principal amount of other subordinated debentures issued by the Borrower and purchased with the proceeds of trust preferred securities that are similar in structure to those described in clauses (a) and (b), and (d) the outstanding principal amount of other subordinated debentures of the Borrower and purchased with the proceeds of trust preferred securities that are (i) subordinated to the Obligations to a degree not less favorable to the Lenders than the subordinated debentures described in clauses (a) and (b) and (ii) deemed by one or more nationally recognized credit rating agencies to contain equity-like characteristics.

1.2 Amendment to Pricing Schedule.

Schedule 1 to the Credit Agreement is hereby deleted in its entirety and replaced by Schedule 1 attached to this Amendment.

1.3 Amendment to Commitment Schedule.

Schedule 2 to the Credit Agreement is hereby deleted in its entirety and replaced by Schedule 2 attached to this Amendment.

ARTICLE II
CONDITIONS TO EFFECTIVENESS

2.1 Closing Conditions.

This Amendment shall become effective as of the date hereof (the “First Amendment Effective Date”) upon satisfaction of the following conditions (in form and substance reasonably acceptable to the Administrative Agent):

(a) Executed Amendment. The Administrative Agent shall have received a copy of this Amendment duly executed by each of the Borrower, the Lenders and the Administrative Agent.

(b) Fees. The Administrative Agent shall have received the fees set forth in the Fee Letter, dated April 4, 2006, addressed to the Borrower from the Administrative Agent and Wachovia Capital Markets, LLC.

(c) Authority Documents. The Administrative Agent shall have received:

(i) Resolutions. Copies of resolutions of the Board of Directors of the Borrower approving and adopting this Amendment, the transactions contemplated herein and authorizing execution and delivery thereof, certified by an officer to be true and correct and in force and effect as of the First Amendment Effective Date.

(ii) Good Standing. Copies of certificates of good standing, existence or its equivalent with respect to the Borrower certified as of a recent date by the appropriate governmental authorities of the state of incorporation and each other jurisdiction in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect.

(iii) Incumbency. An incumbency certificate of the Borrower certified by the secretary of the Borrower to be true and correct as of the First Amendment Effective Date.

(d) Legal Opinion. The Administrative Agent shall have received an opinion satisfactory to the Administrative Agent, addressed to the Administrative Agent and the Lenders, from legal counsel to the Borrower.

(e) No Change. Since the Closing Date, there shall not have occurred any change in the business, Property, condition (financial or otherwise), operations or prospects of the Borrower and its Subsidiaries, taken as a whole, that could reasonably be expected to have a Material Adverse Effect.

(f) Expenses. The Administrative Agent shall have received all fees and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment for which an invoice has been presented to the Borrower prior to the First Amendment Effective Date.

(g) Other. The Administrative Agent shall have received such other documents, agreements or information which it may reasonably request relating to the Borrower and the transactions contemplated by this Amendment and any other matters relevant hereto or thereto, all in form and substance satisfactory to the Administrative Agent in its sole good faith discretion.

ARTICLE III
MISCELLANEOUS

3.1 Amended Terms. All references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

3.2 Representations and Warranties of the Borrower.  The Borrower represents and warrants as follows as of the date hereof:

(a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b) This Amendment has been duly executed and delivered by the Borrower and constitutes the Borrower’s valid and legally binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c) No consent, approval, authorization or order of, or filing, registration or qualification with, any governmental authority or third party is required in connection with the execution, delivery or performance by the Borrower of this Amendment.

(d) The representations and warranties set forth in Article 5 of the Credit Agreement are true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date).

(e) Immediately after giving effect to this Amendment and all the transactions contemplated hereby to occur on the First Amendment Effective Date, (1) no Default or Unmatured Default exists; and (2) the Borrower is in compliance with the financial covenant set forth in Section 6.11 of the Credit Agreement.

(f) There have been no changes to the articles of incorporation or bylaws of the Borrower since the Closing Date.

3.3 Loan Document. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

3.4 Entirety. This Amendment and the other Loan Documents embody the entire agreement between the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

3.5 Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart to this Amendment by telecopy shall be effective as an original and shall constitute a representation that an original will be delivered.

3.6 GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

3.8 Consent to Jurisdiction; Waiver of Jury Trial. The jurisdiction and waiver of jury trial provisions set forth in Sections 14.2 and 14.3 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

3.9 Fees. The Borrower agrees to pay all fees and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the fees and expenses of Moore & Van Allen PLLC.

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PUGET SOUND ENERGY, INC.
FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

IN WITNESS WHEREOF the Borrower, the Lenders, and the Administrative Agent have caused this Amendment to be duly executed on the date first above written.

BORROWER:	PUGET SOUND ENERGY, INC., a Washington corporation

By: /s/ Donald E. Gaines
Name: Donald E. Gaines
Title: Vice President Finance & Treasurer

ADMINISTRATIVE AGENT
AND LENDERS:	WACHOVIA BANK,
NATIONAL ASSOCIATION,
as Administrative Agent and as a Lender

By: /s/ Frederick W. Price
Name: Frederick W. Price
Title: Managing Director

CITIBANK, N.A.,
as a Lender

By: /s/ Dhaya Ranganathan
Name: Dhaya Ranganathan
Title: Director

JPMORGAN CHASE BANK,
as a Lender

By: /s/ Michael J. DeForge
Name: Michael J. DeForge
Title: Vice President

UNION BANK OF CALIFORNIA, N.A.,
as a Lender

By: /s/ Kristin Isleib
Name: Kristin Isleib
Title: Assistant Vice President

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By: /s/ Keven D. Smith
Name: Keven D. Smith
Title: Senior Vice President

THE BANK OF NEW YORK,
as a Lender

By: /s/ Jesus Williams
Name: Jesus Williams
Title: Vice President

LEHMAN BROTHERS BANK, FSB,
as a Lender

By: /s/ Janine M. Shugan
Name: Janine M. Shugan
Title: Authorized Signatory

MORGAN STANLEY BANK,
as a Lender

By: /s/ Daniel Twenge
Name: Daniel Twenge
Title: Vice President

THE BANK OF NOVA SCOTIA,
as a Lender

By: /s/ Thane Rattew
Name: Thane Rattew
Title: Managing Director

UBS LOAN FINANCE LLC,
as a Lender

By: /s/ Richard L. Tavrow
Name: Richard L. Tavrow
Title: Director

By: /s/ Irja R. Otsa
Name: Irja R. Otsa
Title: Associate Director

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By: /s/ Wilfred Jack
Name: Wilfred Jack
Title: Vice President

WELLS FARGO BANK, N.A.,
as a Lender

By: /s/ Deborah S. Watson
Name: Deborah S. Watson
Title: Vice President